Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form F-3 of our report dated April 15, 2005, relating to the financials statements of TCI Solutions, Inc. for the year ended December 31, 2004, appearing in the Form 6-K of Retalix Ltd. for the month of June, 2005 (report no. 1), and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/S/ Deloitte & Touche LLP
Costa Mesa, California
September 27, 2005